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                                                                     EXHIBIT 5.1


           SCHWARTZ, WARREN & RAMIREZ
 A LIMITED LIABILITY COMPANY * ATTORNEYS AT LAW
41 SOUTH HIGH STREET * COLUMBUS, OHIO 43215-6188
      (614) 222-3000 * FAX (614) 224-0360            ROBERT S. SCHWARTZ
          DAYTON, OHIO (513) 228-0144                  (614) 222-3050
             http://www.swrlaw.com            rschwart@swrlaw.mhs.compuserve.com


                                  June 3, 1996

Neoprobe Corporation
425 Metro Place North, Suite 400
Dublin, Ohio 43017

    Re:      REGISTRATION OF NEOPROBE CORPORATION
             1996 STOCK INCENTIVE PLAN

Gentlemen:

     You have requested our opinion in connection with the issuance of Common Stock ("Common Stock") of Neoprobe Corporation, a Delaware corporation (the "Company"), under the Neoprobe Corporation 1996 Stock Incentive Plan (the "Plan"), which is being registered with the Securities and Exchange Commission pursuant to a Registration Statement on Form S-8 (the "Registration Statement").

     We have acted as counsel to the Company in connection with the Plan. While we represent the Company on a regular basis, our advice and representation have been limited to the specific matters referred to us from time to time by the Company; accordingly, we may be unaware of certain matters of a legal nature concerning the Company.

     For the purpose of giving this opinion, we have examined and relied upon the following documents and instruments which, to our knowledge and in our judgment, are all of the documents and instruments that are necessary for us to examine for such purpose.

     1.   A copy of the Company's Amended and Restated Articles of
          Incorporation;

     2.   A copy of the Company's Amended and Restated By-Laws;

     3.   The Plan;

     4.   The minute books of the Company;

     5. An officer's certificate executed by an officer of the Company certifying certain factual information; and

     6. A secretary's certificate executed by the secretary of the Company certifying certain factual information.

     In giving our opinion, we have assumed without investigation the authenticity of any document or instrument submitted to us as an original, the conformity to the authentic original




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Neoprobe Corporation
May __, 1996
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of any document or instrument submitted to us as a certified, conformed or photostatic copy, the genuineness of all signatures on such originals or copies and the legal capacity of each signatory.

     Based upon the foregoing, we are of the opinion that when the options issued under the Plan are exercised and the Company has received the exercise price under the Plan and the individual option agreements (which price may not be less than par value of the Common Stock) in the form of cash, services rendered, personal property, real property, leases of real property, or a combination thereof, the Common Stock sold under the Plan will be validly issued, fully paid and nonassessable.

     Our opinion is subject to the following qualifications and limitations:

    i. The opinions expressed herein are subject to the effect of applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights in general and are subject to general principles of equity, whether considered in actions at law or suits in equity.

   ii. Members of our firm are qualified to practice law in the State of Ohio and nothing contained herein shall be deemed to be an opinion as to any law, other than the laws of the State of Ohio and the federal law of the United States.

  iii. The opinions set forth herein are expressed as of the date hereof and we disclaim any undertaking to advise you of any changes which may subsequently be brought to our attention in the facts and the law upon which such opinions are based.

     This opinion is furnished by us solely for your benefit and is intended to be used as an exhibit to the Registration Statement. Except for such use, neither this opinion nor copies hereof may be relied upon by, delivered to, or quoted in whole or in part to, any other person without our prior written consent.

     We consent to the reference to our firm name under the caption "Interests of Named Experts and Counsel" in the Registration Statement and to the use of our opinion as an exhibit to the Registration Statement. In giving these consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,



                                     By: /s/ Robert S. Schwartz
                                        ----------------------------------------
                                        Robert S. Schwartz, a member of the firm